SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2004

POLYMEDICA CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	0-19842	04-3033368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts 01801
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release dated 11/3/2004
Press Release dated 11/3/2004

Item 8.01. Other Events.

On November 3, 2004, the registrant issued two press releases, each of which is attached to this report as Exhibit 99.1 and 99.2, respectively. The registrant’s first press release announced that it had reached a tentative settlement of the previously disclosed Department of Justice investigation into its Medicare practices, subject to completion of negotiation and approval of a settlement agreement and corporate integrity agreement with the Department of Justice and Office of Inspector General of the Department of Health and Human Services. The registrant later announced that it had finalized its settlement of the Department of Justice investigation.

Separately, the registrant has entered into a non-prosecution agreement which provides that the U.S. Attorney’s Office for the Southern District of Florida will not bring criminal charges against the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

99.1 Press Release Dated November 3, 2004

99.2 Press Release Dated November 3, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004	POLYMEDICA CORPORATION

	By:	/s/ Fred H. Croninger, III Fred H. Croninger, III Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 3, 2004.
99.2	Press Release dated November 3, 2004.

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